UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 7, 2018

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensatory Arrangements of Certain Officers

On February 7, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Werner Enterprises, Inc. (the “Company”) approved the following compensation for each of the Company’s named executive officers.

Named Executive Officer	Base Salary	RS (#)	PS (#)
Derek J. Leathers President and Chief Executive Officer	$725,000	29,903	30,013

H. Marty Nordlund Senior Executive Vice President and Chief Operating Officer	$375,000	7,310	7,336

John J. Steele Executive Vice President, Treasurer and Chief Financial Officer	$285,000	3,987	4,002

Jim S. Schelble Executive Vice President and Chief Administrative Officer	$310,000	3,987	4,002

James L. Johnson Executive Vice President, Chief Accounting Officer and Corporate Secretary	$320,000	3,987	4,002

The base salaries are effective February 2, 2018.

The grants of Restricted Stock (“RS”) and Performance Stock (“PS”) to the named executive officers are subject to the terms and conditions of the Company’s Amended and Restated Equity Plan, as amended and restated on May 14, 2013 (the “Plan”). The RS vests in four equal installments on each of the first four anniversaries from the grant date. The PS only vests if the Company meets specified performance objectives related to diluted earnings per share for a two-year period, beginning with the 2018 fiscal year and ending on December 31, 2019. All earned PS will cliff vest in one installment on the third anniversary from the grant date. PS amounts are presented at the target level of performance. Actual vesting ranges between 0% and 200% of the target, depending on actual performance, and has a total shareholder return (“TSR”) modifier that can cap the vesting at 150% based on the Company's TSR for the three-year period ending December 31, 2020.

The Committee also approved the parameters of the performance-based cash bonus program (Annual Incentive Plan or “AIP”) for the 2018 fiscal year, subject to the terms and conditions for Performance Awards in the Plan. The performance goals for the 2018 AIP relate to the Company’s (i) operating income, (ii) revenues, excluding fuel surcharge revenues, (iii) individual performance and (iv) operating ratio, net of fuel surcharge revenues. Each named executive officer may earn a bonus ranging from 0% to 200% of their 2018 annual base salary, based on the level of attainment of the performance goals.

In addition to the cash and equity compensation described above, certain of the Company’s named executive officers may also receive the following other compensation and perquisites: matching contributions to the Company’s 401(k) retirement savings plan and employee stock purchase plan, personal use of a Company-provided vehicle, country club membership, and personal medical care membership program. The named executive officers are also eligible to participate in voluntary health and welfare benefit programs sponsored by the Company.

The foregoing descriptions are not complete descriptions of all the rights and obligations and are qualified in their entirety by reference to the Plan filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: February 12, 2018	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: February 12, 2018	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary